EXHIBIT 32.1
Certifications Pursuant to 18 U.S.C §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of BancPlus Corporation and Subsidiaries (the “Company”), hereby certify, based on our knowledge, that this Special Financial Report on Form 10-K of the Company for the fiscal year ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 17, 2020
/s/ William A. Ray
William A. Ray
President and Chief Executive Officer

/s/ M. Ann Southerland
M. Ann Southerland
Executive Vice President and Chief Financial Officer